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                                                                    EXHIBIT 23.2


                  CONSENT OF GAFFNEY, CLINE & ASSOCIATES, INC.


     As Harken Energy Corporation's (Harken's) independent reserve engineers, Gaffney, Cline & Associates, Inc. (GCA) consents to the reference of GCA's report on reserves as disclosed by Harken in its Form 10-K for the period ending December 31, 2000, as included in this Form S-3 registration statement for the sale of 3,968,920 shares of Harken common stock.


                                                               Very truly yours,


                                               GAFFNEY, CLINE & ASSOCIATES, INC.

                                               /s/ Rawdon J. H. Seager
                                               --------------------------------
                                               Rawdon J. H. Seager
                                               Projects Director

Houston, Texas
July 30, 2001